Exhibit 99.1

Energy Recovery Reports Third Quarter Financial Results

San Leandro, Calif., October 29, 2020 - Energy Recovery Inc. (Nasdaq: ERII) (“Energy Recovery,” “we,” “our,” or the “Company”), a leader in pressure energy technology for industrial fluid flows, today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights:

•	Product revenue of $27.4 million, an all-time quarterly record and an increase of 26% year-over-year

•	Product gross margin of 71.5%, a decrease of 360 basis points year-over-year and in-line with expectations for the year

•	Net income of $5.4 million, or diluted earnings per share of $0.10, an increase of $0.01 year-over-year

Year-to-Date 2020 Highlights:

•	Product revenue of $65.7 million, an increase of 15% year-over-year

•
Total revenue of $92.6 million, an increase of 37% year-over-year, of which $24.4 million is related to accelerated revenue recognition from the termination of the license agreement between the Company and Schlumberger

•	Product gross margin of 69.5%, a decrease of 270 basis points year-over-year, of which 230 basis points are due to COVID-19 temporary reductions in manufacturing

•
Net income of $22.9 million, or diluted earnings per share of $0.41, an increase of $0.20 year-over-year in part related to accelerated revenue recognition from the termination of the license agreement between the Company and Schlumberger

“We surpassed our previous year’s quarterly product revenue record by 26 percent this quarter, which is a testament to our singular focus on meeting customer demand while keeping our employees safe. We remain on pace to achieve 25 percent year-over-year revenue growth in our water division this year, and we are preparing for further growth in 2021 and beyond. The desalination industry remains robust despite global economic uncertainty because affordable desalination is critical to meet growing water demand for people around the world. We are proud of the impact our technology has in making desalination more energy efficient and sustainable and believe the time has come to introduce pressure exchanger technology to other industries where we can drive efficiency improvements,” said Bob Mao, Chairman of the Board, President and Chief Executive Officer of Energy Recovery.

Mr. Mao continued, “Today we are advancing new products built on our pressure exchanger technology platform: the VorTeq, as well as incubation initiatives including a solution to improve the energy efficiency of wastewater treatment. We did not have an opportunity to go to a live well with the VorTeq last quarter, but we are ready to deploy and continue to pursue live well opportunities. While we remain confident in our ability to clear the hurdles that remain before full commercial deployment of the VorTeq, we have not lost sight of the need to produce results or stop investing. This same principle holds for all of our incubation initiatives, and I believe this disciplined approach will allow us to more rapidly achieve our profit and ROI objectives and deliver shareholder value.”

COVID-19 Pandemic
The Company’s production remained strong during the third quarter, with minimal impacts on production outputs due to the COVID-19 pandemic (“COVID-19”). COVID-19 has similarly had a limited effect on Energy Recovery’s financials; however, the Company’s gross margin for the nine months of 2020 was negatively affected due to reduced production output while its San Leandro facility was underutilized due to temporary suspension of manufacturing activities at the beginning of the COVID-19 pandemic. Enhanced safety measures for employees remain in effect today in the Company’s facilities, including staggered shifts to ensure social distancing between workers, personal safety equipment for each worker, including masks and gloves, cleanings and disinfections between and during shifts, and, starting in July 2020, weekly COVID-19 testing of employees working on-site.

The Company successfully overcame challenges posed by COVID-19 to commission its Tracy, California production facility in July 2020, which further strengthens the Company’s ability to fulfill its strong backlog of orders through the remainder of fiscal year 2020 and beyond.

Third Quarter 2020
Revenues
For the third quarter ended September 30, 2020, the Water segment generated total product revenue of $27.4 million, an all-time quarterly record, and an increase of $5.7 million, or 26%, compared to $21.8 million in the third quarter ended September 30, 2019. This increase was due primarily to higher Mega-Project Development (“MPD”) shipments, offset by lower Original Equipment Manufacturer (“OEM”) and Aftermarket (“AM”) shipments.

For the third quarter ended September 30, 2020, there was no license and development revenue recognized as a result of the termination of the license agreement between the Company and Schlumberger.

Product Gross Margin
For the third quarter ended September 30, 2020, product gross margin was 71.5%, a decrease of 360 basis points from 75.1% in the third quarter ended September 30, 2019. The decrease in gross margin was due primarily to lower average selling prices due to higher MPD channel mix and costs related to reduced utilization of our manufacturing facilities related to COVID-19, partially offset by product mix.

Operating Expenses
For the third quarter ended September 30, 2020, operating expenses were $13.5 million, a decrease of $1.3 million, or (9%), compared to $14.9 million for the third quarter ended September 30, 2019. This decrease was due primarily to lower Oil & Gas testing expenditures as we reduce VorTeq related testing activities, lower depreciation expense related to long-lived assets, and lower travel expenses, partially offset by higher personnel-related costs and other R&D costs to support our incubation initiatives.

COVID-19 did not have a material effect on operating expenditures during the three months ended September 30, 2020.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $5.4 million, or $0.10 per diluted share for the third quarter ended September 30, 2020, compared to a net income of $5.1 million, or $0.09 per diluted share for the third quarter ended September 30, 2019.

Cash Flow Highlights
The Company finished the third quarter ended September 30, 2020 with cash and cash equivalents of $80.1 million, and short-term and long-term investments of $25.8 million, which represents a combined total of $105.9 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company will achieve 25 percent year-over-year revenue growth in its water division in 2020; that the Company will achieve further growth in 2021 and beyond; and that the Company will be able to clear the hurdles that remain before full commercial deployment of the VorTeq. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Conference Call to Discuss Third Quarter 2020 Financial Results
LIVE CONFERENCE CALL:
Thursday, October 29, 2020, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13710080

CONFERENCE CALL REPLAY:
Expiration: Sunday, November 29, 2020
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13710080

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
For more than 20 years, Energy Recovery, Inc. (NASDAQ: ERII) has created technologies that solve complex challenges in industrial fluid-flow markets. We design and manufacture solutions that reduce waste, improve operational efficiencies, and lower the production costs of clean water and oil and gas. What began as a game-changing invention for water desalination has grown into a global business delivering solutions that enable more affordable access to these critical resources. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research and development facilities across California and Texas. In addition, our worldwide sales and technical service organization provides on-site support for our line of water solutions. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$80,149	$26,387
Short-term investments	24,373	58,736
Accounts receivable, net	11,055	12,979
Inventories, net	10,662	10,317
Prepaid expenses and other current assets	4,959	4,548
Total current assets	131,198	112,967
Long-term investments	1,418	15,419
Deferred tax assets, non-current	11,454	16,897
Property and equipment, net	20,535	18,843
Operating lease, right of use asset	16,444	11,195
Goodwill	12,790	12,790
Other intangible assets, net	53	65
Other assets, non-current	645	598
Total assets	$194,537	$188,774
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,951	$1,192
Accrued expenses and other current liabilities	8,654	9,869
Lease liabilities	1,209	1,023
Contract liabilities	1,160	15,746
Total current liabilities	12,974	27,830
Lease liabilities, non-current	16,802	11,533
Contract liabilities, non-current	104	13,120
Other non-current liabilities	672	278
Total liabilities	30,552	52,761

Stockholders’ equity:
Common stock	61	61
Additional paid-in capital	174,929	170,028
Accumulated other comprehensive income (loss)	100	(37)
Treasury stock	(30,486)	(30,486)
Accumulated earnings (deficit)	19,381	(3,553)
Total stockholders’ equity	163,985	136,013
Total liabilities and stockholders’ equity	$194,537	$188,774

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Product revenue	$27,408	$21,752	$65,665	$57,050
Product cost of revenue	7,816	5,425	20,049	15,843
Product gross profit	19,592	16,327	45,616	41,207

License and development revenue	—	3,098	26,895	10,391

Operating expenses:
General and administrative	6,271	5,711	18,751	16,790
Sales and marketing	2,141	2,367	5,776	6,710
Research and development	5,098	6,620	18,159	16,354
Amortization of intangible assets	4	156	12	469
Impairment of long-lived assets	—	—	2,332	—
Total operating expenses	13,514	14,854	45,030	40,323
Income from operations	6,078	4,571	27,481	11,275

Other income (expense):
Interest income	134	500	809	1,551
Other non-operating expense, net	(29)	(5)	(59)	(77)
Total other income, net	105	495	750	1,474
Income before income taxes	6,183	5,066	28,231	12,749
Provision for (benefit from) income taxes	796	(83)	5,297	1,227
Net income	$5,387	$5,149	$22,934	$11,522

Earnings per share:
Basic	$0.10	$0.09	$0.41	$0.21
Diluted	$0.10	$0.09	$0.41	$0.21

Number of shares used in per share calculations:
Basic	55,692	54,975	55,573	54,594
Diluted	56,471	56,384	56,443	55,971

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$22,934	$11,522
Adjustments to reconcile net income to cash provided by operating activities
Stock-based compensation	3,672	4,425
Depreciation and amortization	3,963	3,440
Amortization (accretion) of premiums and discounts on investments	311	(37)
Deferred income taxes	5,443	1,198
Provision for warranty claims	316	339
Impairment of long-lived assets	2,332	—
Other non-cash adjustments	—	197
Changes in operating assets and liabilities:
Accounts receivable, net	1,862	(10,617)
Contract assets	(747)	2,993
Inventories, net	(506)	(1,885)
Prepaid and other assets	295	383
Accounts payable	656	(94)
Accrued expenses and other liabilities	(2,561)	(1,264)
Income taxes	(18)	30
Contract liabilities	(27,602)	(10,127)
Net cash provided by operating activities	10,350	503
Cash flows from investing activities:
Sales of marketable securities	10,573	3,535
Maturities of marketable securities	50,467	70,040
Purchases of marketable securities	(12,855)	(66,253)
Capital expenditures	(6,019)	(5,501)
Net cash provided by investing activities	42,166	1,821
Cash flows from financing activities:
Net proceeds from issuance of common stock	1,260	5,424
Tax payment for employee shares withheld	(23)	(89)
Net cash provided by financing activities	1,237	5,335
Effect of exchange rate differences on cash and cash equivalents	11	—
Net change in cash, cash equivalents and restricted cash	53,764	7,659
Cash, cash equivalents and restricted cash, beginning of year	26,488	22,138
Cash, cash equivalents and restricted cash, end of period	$80,252	$29,797

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2020				Three Months Ended September 30, 2019
	Water	Oil & Gas	Corporate	Total	Water	Oil & Gas	Corporate	Total
	(In thousands)
Product revenue	$27,408	$—	$—	$27,408	$21,752	$—	$—	$21,752
Product cost of revenue	7,816	—	—	7,816	5,425	—	—	5,425
Product gross profit	19,592	—	—	19,592	16,327	—	—	16,327

License and development revenue	—	—	—	—	—	3,098	—	3,098

Operating expenses
General and administrative	606	439	5,226	6,271	359	431	4,921	5,711
Sales and marketing	1,507	30	604	2,141	1,850	92	425	2,367
Research and development	723	2,956	1,419	5,098	886	5,667	67	6,620
Amortization of intangible assets	4	—	—	4	156	—	—	156
Total operating expenses	2,840	3,425	7,249	13,514	3,251	6,190	5,413	14,854

Operating income (loss)	$16,752	$(3,425)	$(7,249)	6,078	$13,076	$(3,092)	$(5,413)	4,571
Other income, net				105				495
Income before income taxes				$6,183				$5,066

	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2019
	Water	Oil & Gas	Corporate	Total	Water	Oil & Gas	Corporate	Total
	(In thousands)
Product revenue	$65,665	$—	$—	$65,665	$56,946	$104	$—	$57,050
Product cost of revenue	20,049	—	—	20,049	15,655	188	—	15,843
Product gross profit (loss)	45,616	—	—	45,616	41,291	(84)	—	41,207

License and development revenue	—	26,895	—	26,895	—	10,391	—	10,391

Operating expenses
General and administrative	1,467	1,601	15,683	18,751	1,456	1,207	14,127	16,790
Sales and marketing	4,307	106	1,363	5,776	5,058	674	978	6,710
Research and development	2,585	12,720	2,854	18,159	2,794	13,335	225	16,354
Amortization of intangible assets	12	—	—	12	469	—	—	469
Impairment of long-lived assets	—	2,332	—	2,332	—	—	—	—
Total operating expenses	8,371	16,759	19,900	45,030	9,777	15,216	15,330	40,323

Operating income (loss)	$37,245	$10,136	$(19,900)	27,481	$31,514	$(4,909)	$(15,330)	11,275
Other income, net				750				1,474
Income before income taxes				$28,231				$12,749